                                                                                        EXHIBIT 10.34

                                                NAVISTAR NON-EMPLOYEE
                                                ---------------------
                                            DIRECTORS' DEFERRED FEE PLAN
                                            ----------------------------
                              (Adopted on August 14, 1995, amended as of June 16, 1997)

                                                      SECTION 1
                                                      ---------

                                                       PURPOSE
                                                       -------

         1.1         Navistar  Non-Employee  Directors'  Deferred Fee Plan (hereinafter  referred to as the "Plan")
has been established by Navistar  International  Corporation  (hereinafter referred to as the "Company") to attract and retain as members of the Board of Directors  of the Company  (hereinafter  referred to as the "Board")  persons who are not  full-time  employees of the Company or any of its  subsidiaries,  but whose  business  experience  and judgment are a valuable asset to the Company and its subsidiaries.

                                                      SECTION 2
                                                      ---------

                                                  DIRECTORS COVERED
                                                  -----------------

         2.1         As used in the Plan,  the term  "Director"  means any person  who:  (A) is now a member of the
Board or is  hereafter  elected  to the Board and (B) is not a  full-time  employee  of the  Company  or any of its subsidiaries.

                                                      SECTION 3
                                                      ---------

                                              DEFERRED DIRECTORS' FEES
                                              ------------------------

         3.1         Subject to obtaining the mutual consent of the Company and the Director at the time a fee  deferral  election  is made,  the  Director  may elect to have  part or all of the cash fees  otherwise payable  for  attendance  at  regular  or  special  meetings  (including  executive  sessions)  of the Board or its committees  and/or the cash part of the annual  Director  retainer  fees,  including  retainer  fees for chairing a
Board  committee,  deferred in cash and paid as hereinafter  provided.  Any such election shall be made by filing a form of election  with the  secretary  of the Company  not later than  December 31 of a calendar  year and shall be effective with respect to any Directors' fees earned in all subsequent  calendar  years;  provided,  however,  that such  election  may be changed from time to time by filing a new form of election  with the  secretary or on before
December 31 of the year prior to the year for which such change is to be effective.

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                                                                                          EXHIBIT 10.34 (CONTINUED)

         3.2         All  deferred  Directors'  fees shall be  credited to a cash  account for the  Director at the time such deferred  Directors'  fees would  otherwise have been payable to such  Director.  Such cash account shall bear  interest,  compounded  quarterly  at the end of each  calendar  quarter,  from the date  amounts are credited thereto to the date of payment at the rate  equivalent  to the rate of  interest as  published  on the first day of such quarter by The Wall Street Journal as the "prime" rate or the equivalent thereof.

         3.3         A  Director  may elect to  deferred  all or any  portion of the fee that  would  otherwise  be payable in common  stock of Navistar  International  Corporation  for service as a Director in any year after 1997.
Such deferral shall be subject to mutual agreement  between the Corporation and the Director,  and the making of an election in the time and manner set forth in Section 3.1.

         3.4         For each year for which an election  under  Section 3.3 is in effect,  there shall be credited to a deferred  stock account for the Director the number of shares of Navistar  common stock for which the election is  effective.  Any  shares of  Navistar  common  stock for which the  election  is not  effective  (determined  by rounding up to the nearest whole share) shall be  transferred  to the Director and subject to such  restriction  as otherwise provided by the Restricted Shares Directors' Fees arrangement.

         Each  Directors'  deferred stock account shall be credited with an amount  equivalent to the dividend that would have been paid on an equal number of  outstanding  shares,  which amount shall be credited in the  equivalent number of shares  determined  based on the average of the high and low price of the shares on the date the dividend would have been paid on  outstanding  stock.  The amount in the deferred  stock account shall be adjusted for stock splits, stock dividends and similar transactions.  No interest shall be paid on the deferred stock account.

         The amount in each  year's  deferred  stock  account  shall be paid to the  Director  on the date or event specified in the  agreement  and election  pursuant to Section 3.3, or paid to another  person as specified in such agreement or election.  The amount  shall be paid in shares of common stock of Navistar  International  Corporation to be  transferred  to the  Director.  The  Corporation  may pay amounts  less than 100 shares in cash.  Any shares paid to a Director shall be subject to such restriction as otherwise  provided by the Restricted  Shares Directors'
Fees  arrangement.  Prior  to  the  shares  being  transferred  to  the  Director,  the  Director  shall  not  be a shareholder,  and shall have no rights of a  shareholder,  with  respect to any amounts  credited  to the  deferred stock account.  A Director's interest in a deferred stock account is not assignable.

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                                                                                          EXHIBIT 10.34 (CONTINUED)

                                                      SECTION 4
                                                      ---------

                                         PAYMENT OF DEFERRED DIRECTORS' FEES
                                         -----------------------------------

         4.1         Subject to the provisions of Section 4.2,  Director's  deferred fee earned and credited to the
Director's  cash account,  including  accrued  interest,  shall be paid as follows:  prior to January 1 of any year with  respect to which the Director  has elected to defer fees  pursuant to Section  3.1, the Director  shall elect the time of payment of the fees so deferred,  which  election shall be  irrevocable,  and which shall be one of the following:

                  (a) a lump sum  payment  at any time in any year  following  the year with  respect  to which the fees are being deferred; or

                  (b)  annual  installments  beginning  on the  first  day of the month  following  the  Director's retirement from the Board and continuing for a period not exceeding ten years.

         4.2         The Board may, in its sole  discretion,  begin the  payment of the  Director's  deferred  fees prior to the  Director's  retirement  from the Board.  If the death of the  Director  occurs after  termination  of service as a Director,  the Board may, in its sole  discretion,  accelerate  the time of payment of the  Director's deferred fees.

         4.3         In the event of a "Change in  Control"  in the  Company as  defined  below,  any and all fees, including  accrued  interest,  which have been deferred pursuant to Section 3 of this Agreement will be immediately paid to the Director.

         4.4         For purposes of the Plan, a "Change in Control" shall be deemed to have  occurred,  if (A) any
"person"  or "group"  (as such terms are used in Section  13(d) and 14(d) of the  Securities  Exchange  Act of 1934
other than  employee  or retiree  benefit  plans or trusts  sponsored  or  established  by the  Company or Navistar
International  Transportation  Corp.  ("NITC") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities  Exchange Act of 1934),  directly or indirectly,  of securities of the Company  representing  25% or more of the  combined  voting  power of the  Company's  then  outstanding  securities,  (B) as the result of, or in connection  with, any cash tender offer,  exchange  offer,  merger or other business  combination,  sale of assets, proxy or consent  solicitation,  contested  election or substantial stock  accumulation (a "Control  Transaction"), the members of the Board of Directors of the Company  immediately prior to the first public  announcement  relating to such Control  Transaction shall immediately  thereafter,  or within two years, cease to constitute a majority of the Board of Directors of the Company,  (C) any  dissolution  or liquidation of the Company or NITC or an agreement for the sale or  disposition  of all or  substantially  all (more than 50%) of the assets of the Company or of NITC occurs.  Notwithstanding  the  foregoing,  the sale or disposition of any or all of the assets or stock of Navistar
Financial Corporation shall not be deemed a Change in Control.

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                                                                                          EXHIBIT 10.34 (CONTINUED)

                                                    MISCELLANEOUS
                                                    -------------

         5.1         The Plan does not give the Director any right to be nominated or re-elected to the Board.

         5.2         When a person  entitled  to a payment  under  the Plan is under  legal  disability  or, in the
Company's opinion,  is in any way incapacitated so as to be unable to manage such person's  financial affairs,  the
Company may direct that payment be made to such person's legal  representative,  or to a relative or friend of such person  for such  person's  benefit.  Any  payment  made in  accordance  with the  preceding  sentence  shall be in complete discharge of the Company's obligation to make such payment under the Plan.

         5.3         Any  action  required  or  permitted  to be taken by the  Company  under the terms of the Plan shall be by affirmative vote of a majority of the members of the Board of Directors then in office.

         5.4         Any  controversy  or claim  arising out of or relating to the Plan or the breach  hereof shall be settled by  arbitration  in the City of Chicago in  accordance  with the laws of the State of  Illinois by three arbitrators,  of whom  one  shall be  appointed  by the  Company,  one by the  Director  and one by the  first  two arbitrators.  If the first two arbitrators  cannot agree on the appointment of a third  arbitrator,  then the third arbitrator  shall be  appointed by the Chief Judge of the United  States Court of Appeals for the Seventh  Circuit.
The arbitration  shall be conducted in accordance  with the rules of the American  Arbitration  Association  except with respect to the  selection of  arbitrators  which shall be as provided in this  Section 5.4.  Judgment upon any award  rendered  by the  arbitrators  may be entered in any court  having  jurisdiction  thereof  and will  include interest  on any amounts due and payable to the  Director  from the date of the breach of the Plan  calculated  for each month at the rate equal to the prime rate as  published  in The Wall  Street  Journal on the first date of its publication  in the then current  year.  In the event that it shall be  necessary or desirable  for the Director to retain legal counsel  and/or incur other costs and expenses in  connection  with the  enforcement  of any or all of the  Director's  rights under the Plan,  the Company  shall pay (or the Director  shall be entitled to recover from the  Company,  as the case may be)  reasonable  attorney's  fees and  costs and  expenses  in  connection  with the enforcement of said rights  (including the  enforcement of any arbitration  award in court),  unless they determine that the Director's request to arbitrate was frivolous.

         5.5         Any  notices,  requests,  demands or other  communications  provided  for by the Plan shall be sufficient if in writing and if sent by registered or certified  mail,  return receipt  requested,  to the Director at the last  address  filed in writing  with the  Company  or, in the case of the  Company,  to the  Company at its principal executive offices, attention Chairman.

         5.6         The  provisions  of the Plan shall be  construed  in  accordance  with the internal law of the
State of Illinois.

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                                                                                          EXHIBIT 10.34 (CONTINUED)

         5.7         The Plan may be amended or canceled  by mutual  agreement  of the  parties in writing  without the consent of any other  person,  and, no person,  other than the parties  hereto,  shall have any rights under or interest in the Plan or the subject matter hereof.

         5.8         All  provisions  of the Plan shall inure to the benefit of and be binding upon the  successors and assigns of the Company  (including  any  successor to, or assignee of, the assets or business of the Company or any  subsidiary  pursuant to a  transaction  constituting  a change in control (as defined  herein)),  and the term
"Company" as used herein shall include Navistar International Corporation and all such successors and assigns.

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